FOR IMMEDIATE RELEASE
DATE: January 28, 2021

HERITAGE FINANCIAL ANNOUNCES FOURTH QUARTER AND ANNUAL 2020 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $23.9 million, or $0.66 per diluted share, for the quarter ended December 31, 2020, compared to $16.6 million, or $0.46 per diluted share, for the linked-quarter ended September 30, 2020 and $17.1 million, or $0.47 per diluted share, for the quarter ended December 31, 2019.
•Diluted earnings per share were $1.29 for the year ended December 31, 2020 compared to $1.83 for the year ended December 31, 2019.
•Completed the consolidation of nine branches on January 22, 2021, a decrease of 15% in total branches.
•Efficiency ratio was 60.50% for the quarter ended December 31, 2020 compared to 62.27% for the linked-quarter ended September 30, 2020 and 61.93% for the quarter ended December 31, 2019.
•Noninterest expense to average total assets, annualized, was 2.30% for the quarter ended December 31, 2020 compared to 2.17% for the linked-quarter ended September 30, 2020 and 2.57% for the quarter ended December 31, 2019.
•Reversal of provision for credit losses was $3.1 million for the quarter ended December 31, 2020 compared to a provision for credit losses of $2.7 million for the linked-quarter ended September 30, 2020. Provision for credit losses was $36.1 million for the year ended December 31, 2020 compared to $4.3 million for the year ended December 31, 2019.
•Capital remains strong with Tier 1 leverage ratio of 9.0% at December 31, 2020 compared to 8.8% at September 30, 2020 and total risk-based capital ratio of 14.0% at December 31, 2020 compared to 13.4% at September 30, 2020.
•Heritage ranked #1 in Washington on Newsweek’s America’s Best Banks List.
•Heritage declared a regular cash dividend of $0.20 per common share on January 27, 2021.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank ("Bank"), today reported that the Company had net income of $23.9 million for the quarter ended December 31, 2020 compared to $16.6 million for the linked-quarter ended September 30, 2020 and $17.1 million for the quarter ended December 31, 2019. Diluted earnings per share for the quarter ended December 31, 2020 were $0.66 compared to $0.46 for the linked-quarter ended September 30, 2020 and $0.47 for the quarter ended December 31, 2019.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, "We are pleased with our progress in 2020 in spite of the overlay of the pandemic which has been difficult for everyone. I am very proud of our team for navigating the challenges of the current environment and staying focused on expense control, continuing to enhance our back office processes, and effectively managing risk. We continue to enhance our technology solutions which we expect will improve operating efficiencies.
Further, we are pleased with the success of our continuing efforts to have a positive impact on housing in our local communities. We are proud to have been selected as the construction lender for the Community Roots Housing’s (formerly known as Capitol Hill Housing) workforce housing development in Seattle’s Capitol Hill neighborhood. The project, known as Heartwood Apartments, will consist of 126 units with a mix of 113 studio and 13 one-bedroom units and will be built out of a panelized mass timber construction and adhere to standards that will garner a Green 4-star certification."

COVID-19 Response
The Company continues to be committed to supporting its community and its customers during these unprecedented times. This includes participation in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”) in accordance with the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 ("CARES Act"), as amended. Through the conclusion of the first round of the SBA's PPP on August 8, 2020, the Bank had funded 4,642 SBA PPP loans totaling $897.4 million with an average loan size of $193,000. Of the funded loans, approximately 21% of both the count and the originated balance were loans to new customers. During the quarter ended December 31, 2020, the Bank received principal and interest forgiveness payments from the SBA of $159.2 million, which represented approximately 17.7% of the originated SBA PPP loans. Subsequent to year-end, the Bank started processing applications under the second round of the SBA's PPP in accordance with the Coronavirus Response and Relief Supplementary Appropriations Act enacted on December 27, 2020.
During the year ended December 31, 2020, under the CARES Act and related regulatory guidance, and as direct result of COVID-19 related issues, the Bank accommodated a variety of loan modifications on 2,041 loans with a balance of $666.6 million at March 31, 2020 (the "COVID Modifications"). The Bank follows regulatory guidance and does not report the COVID Modifications as a troubled-debt restructured ("TDR") loan or assess TDR status unless the payment deferment period exceeds 180-days. COVID Modifications and TDRs with payment deferrals are collectively considered payment deferral modification status. At December 31, 2020, approximately 175 loans totaling $69.9 million were in payment deferral modification status, with 50.3% of those classified as TDR. Approximately 88.0% of COVID Modifications with payment deferrals during the year ended December 31, 2020 are no longer on payment deferral status at December 31, 2020.

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of Period End or for the Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(Dollars in thousands, except per share amounts)
Net income	$23,882	$16,636	$17,126
Pre-tax, pre-provision income (1)	$25,178	$21,843	$22,129
Diluted earnings per share	$0.66	$0.46	$0.47
Return on average assets (2)	1.42%	1.00%	1.22%
Return on average equity (2)	11.74%	8.28%	8.42%
Return on average tangible common equity (1) (2)	17.62%	12.66%	12.94%
Net interest margin (2)	3.53%	3.38%	4.02%
Cost of total deposits (2)	0.14%	0.19%	0.39%
Efficiency ratio	60.50%	62.27%	61.93%
Noninterest expense to average total assets (2)	2.30%	2.17%	2.57%
Total assets	$6,615,318	$6,685,889	$5,552,970
Loans receivable, net	$4,398,462	$4,593,390	$3,731,708
Total deposits	$5,597,990	$5,689,048	$4,582,676
Loan to deposit ratio (3)	79.8%	82.0%	82.2%
Book value per share	$22.85	$22.36	$22.10
Tangible book value per share (1)	$15.77	$15.27	$15.07
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by deposits.

Investment securities decreased $32.3 million, or 3.9%, to $802.2 million at December 31, 2020 from $834.5 million at September 30, 2020 primarily as a result of calls, maturities and payments of investment securities of $56.3 million, offset partially by investment purchases of $35.2 million.
Loans receivable decreased $198.1 million, or 4.2%, to $4.47 billion at December 31, 2020 from $4.67 billion at September 30, 2020 due primarily to a decrease of $152.7 million, or 17.6%, in SBA PPP loans as the Bank started processing forgiveness applications and receiving principal forgiveness payments from the SBA during the quarter. Additionally, loans receivable decreased due to a decrease in consumer loans of $32.1 million as a result of the cessation of the indirect auto loan business during the quarter ended March 31, 2020 and a decrease in commercial and industrial loans of $17.5 million due primarily to decreases in existing loans through payment activities, including a decrease of $13.2 million in two significant relationships, offset partially by an increase in non-owner occupied commercial real estate ("CRE") loans of $25.3 million due primarily to new loan originations.
The following table summarizes the Company's loan portfolio by type of loan and amortized cost at the dates indicated:

	December 31, 2020		September 30, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$733,098	16.4%	$750,557	16.1%	$852,220	22.6%
SBA PPP	715,121	16.0	867,782	18.6	—	—
Owner-occupied CRE	856,684	19.2	859,338	18.4	805,234	21.4
Non-owner occupied CRE	1,410,303	31.5	1,384,973	29.7	1,288,779	34.2
Total commercial business	3,715,206	83.1	3,862,650	82.8	2,946,233	78.2
Residential real estate	122,756	2.7	131,921	2.8	131,660	3.5
Real estate construction and land development:
Residential	78,259	1.8	99,650	2.1	104,296	2.8
Commercial and multifamily	227,454	5.1	215,472	4.6	170,350	4.5
Total real estate construction and land development	305,713	6.9	315,122	6.7	274,646	7.3
Consumer	324,972	7.3	357,037	7.7	415,340	11.0
Loans receivable	4,468,647	100.0%	4,666,730	100.0%	3,767,879	100.0%
Allowance for credit losses on loans	(70,185)		(73,340)		(36,171)
Loans receivable, net	$4,398,462		$4,593,390		$3,731,708

Total deposits decreased $91.1 million, or 1.6%, to $5.60 billion at December 31, 2020 from $5.69 billion at September 30, 2020 due primarily to decreases in money market accounts of $116.8 million, or 10.8%, and certificates of deposit of $44.5 million, or 10.0%, offset partially by increases in interest bearing demand deposits of $63.5 million, or 3.8%, and savings accounts of $15.5 million, or 3.0%. The decrease in money market accounts was primarily due to a $95.7 million decrease relating to a public depositor relationship during the quarter ended December 31, 2020. The Bank has yet to see a significant outflow of deposits from borrowers that received SBA PPP loans. Non-maturity deposits as a percentage of total deposits increased to 92.9% at December 31, 2020 from 92.2% at September 30, 2020.

The following table summarizes the Company's deposits at the dates indicated:

	December 31, 2020		September 30, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Noninterest demand deposits	$1,980,531	35.4%	$1,989,247	35.0%	$1,446,502	31.6%
Interest bearing demand deposits	1,716,123	30.7	1,652,661	29.0	1,348,817	29.4
Money market accounts	962,983	17.2	1,079,814	19.0	753,684	16.4
Savings accounts	538,819	9.6	523,286	9.2	509,095	11.2
Total non-maturity deposits	5,198,456	92.9	5,245,008	92.2	4,058,098	88.6
Certificates of deposit	399,534	7.1	444,040	7.8	524,578	11.4
Total deposits	$5,597,990	100.0%	$5,689,048	100.0%	$4,582,676	100.0%

Total stockholders’ equity increased $17.3 million, or 2.2%, to $820.4 million at December 31, 2020 from $803.1 million at September 30, 2020. Changes in stockholders' equity during the periods indicated were as follows:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(In thousands)
Balance, beginning of period	$803,129	$793,652	$804,127
Net income	23,882	16,636	17,126
Accumulated other comprehensive loss, net	(190)	(773)	(2,147)
Dividends paid	(7,233)	(7,227)	(10,673)
Shares repurchased	(14)	(7)	(1)
Other	865	848	879
Balance, end of period	$820,439	$803,129	$809,311

During the quarter ended December 31, 2020, no shares were repurchased under the Company's stock repurchase plan as the Company halted repurchases in March 2020 (other than the cancellation of stock to pay withholding taxes on vested restricted stock awards or units) in response to the COVID-19 pandemic.
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	December 31, 2020	September 30, 2020	December 31, 2019
Capital Ratios:
Stockholders' equity to total assets	12.4%	12.0%	14.6%
Tangible common equity to tangible assets (1)	8.9%	8.5%	10.4%
Tangible common equity to tangible assets, excluding SBA PPP loans (1)	10.0%	9.9%	10.4%
Common equity Tier 1 capital to risk-weighted assets (2) (3)	12.3%	11.7%	11.5%
Tier 1 leverage capital to average quarterly assets (2) (3)	9.0%	8.8%	10.6%
Tier 1 capital to risk-weighted assets (2) (3)	12.8%	12.2%	12.0%
Total capital to risk-weighted assets (2) (3)	14.0%	13.4%	12.8%
(1) See Non-GAAP Financial Measures section herein.
(2) Capital measures beginning in 2020 reflect the revised CECL capital transition provisions adopted by the Board of Governors of the Federal Reserve System ("Federal Reserve") and the Federal Deposit Insurance Corporation

("FDIC"), that allow us the option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period.
(3) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses
Effective January 1, 2020, the Company adopted the Financial Accounting Standard Board's Accounting Standards Update 2016-13: Financial Instruments: Credit Losses (Topic 326), as amended, and commonly referred to as "CECL," under the modified retrospective method; therefore, periods prior to the effective date are not comparable. The allowance for credit losses ("ACL") on loans does not include a reserve for SBA PPP loans as these loans are fully guaranteed by the SBA.
During the quarter ended December 31, 2020, the ACL on loans decreased $3.2 million, or 4.3%, to $70.2 million due primarily to a reversal of provision for credit losses on loans of $2.8 million and net charge-offs of $363,000 during the quarter ended December 31, 2020.
The reversal of provision for credit losses on loans recognized during the quarter ended December 31, 2020 was primarily due to decreases in loan balances, decreases in the allowance on individually evaluated loans and as a result of slight improvements in the economic forecast at December 31, 2020 as compared to the forecast for the linked-quarter ended September 30, 2020.
The Bank recognized net charge-offs of $363,000 during the quarter ended December 31, 2020 due primarily to a partial charge-off of one commercial and multifamily real estate construction and land development loan of $417,000 as a result of cost overruns and delays in construction. Net charge-offs were $481,000 for the linked-quarter ended September 30, 2020 and $1.9 million for the same quarter in 2019.
The following table provides detail on the changes in the ACL on loans and unfunded commitments and the related provision for credit losses for the periods indicated:

	As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	ACL on Loans	ACL on Unfunded Commitment	Total	ACL on Loans	ACL on Unfunded Commitment	Total	ACL on Loans	ACL on Unfunded Commitment	Total
	(Dollars in thousands)
Balance, beginning of period	$73,340	$5,022	$78,362	$71,501	$4,612	$76,113	$36,518	$306	$36,824
(Reversal of) provision for credit losses	(2,792)	(341)	(3,133)	2,320	410	2,730	1,558	—	1,558
Net charge-offs	(363)	—	(363)	(481)	—	(481)	(1,905)	—	(1,905)
Balance, end of period	$70,185	$4,681	$74,866	$73,340	$5,022	$78,362	$36,171	$306	$36,477

Credit Quality
Nonperforming assets increased to 0.88% of total assets at December 31, 2020 compared to 0.79% of total assets at September 30, 2020, due primarily to an increase in nonaccrual loans of $5.5 million, or 10.4%, during the quarter ended December 31, 2020. Nonperforming assets at December 31, 2020 and September 30, 2020 consist only of nonaccrual loans. The increase in nonaccrual loans was primarily caused by two predominately commercial and industrial loan relationships totaling $5.6 million exhibiting increased signs of cash flow deterioration, due partially to the COVID-19 pandemic, during the quarter ended December 31, 2020. Additionally, two predominately owner-occupied CRE loan relationships totaling $2.2 million which had prior COVID Modifications continued to decline in credit quality, warranting a transfer to nonaccrual status. The Bank is actively working with the borrowers to secure a positive resolution of these nonaccrual loans.

Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(In thousands)
Balance, beginning of period	$52,604	$33,628	$41,497
Additions of previously classified pass graded loans	1,298	17,873	764
Additions of previously classified potential problem loans	2,446	2,979	1,043
Additions of previously classified TDR loans	4,601	—	4,686
Net principal payments and transfers to accruing status	(2,268)	(1,429)	(2,216)
Charge-offs	(589)	(447)	(1,249)
Balance, end of period	$58,092	$52,604	$44,525

The ACL on loans to nonaccrual loans decreased to 120.82% at December 31, 2020 compared to 139.42% at September 30, 2020 due primarily to the increase in nonaccrual loans and secondarily by the decrease in the ACL on loans.
Potential problem loans are loans classified as "Special Mention" or worse that are not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms.
Potential problem loans increased $45.2 million, or 28.3%, to $205.0 million at December 31, 2020 compared to $159.8 million at September 30, 2020. The increase was primarily attributed to additions of previously classified pass graded loans impacted by the COVID-19 pandemic, of which 98.9% were downgraded to special mention and 1.1% were downgraded to substandard. Of the $80.5 million of additions, $43.5 million, or 54.1%, had COVID Modifications. Potential problem loan increases were offset partially by transfers of loans to TDR status of $14.9 million, of which $14.2 million, or 95.4%, were loans with initial COVID Modifications that were subsequently modified to extend beyond the COVID Modification's 180-days payment deferment period.
Changes in potential problem loans during the periods indicated were as follows:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(In thousands)
Balance, beginning of period	$159,764	$100,554	$85,314
Addition of previously classified pass graded loans	80,470	70,177	23,498
Upgrades to pass graded loan status	(2,795)	(2,948)	(8,367)
Net principal payments	(15,071)	(4,840)	(10,537)
Transfers of loans to nonaccrual and TDR status	(17,381)	(3,179)	(2,120)
Balance, end of period	$204,987	$159,764	$87,788

Operating Results
Net interest income increased $2.8 million, or 5.6%, to $52.5 million for the quarter ended December 31, 2020 from $49.7 million for the linked-quarter ended September 30, 2020 due primarily to an increase in the yield of total interest earning assets, and specifically the increase in loan yield due to the impact of loan forgiveness, which prompted the recognition of the remaining net deferred fees of the underlying loans. Net interest income additionally increased due to the decreases in the cost of total interest bearing liabilities, which decreased due to maturities of higher yielding certificates of deposit during the third and fourth quarters of 2020 and decreases in offering rates on certain non-maturity deposit products.
Net interest income increased $3.3 million, or 6.8%, from $49.1 million for the quarter ended December 31, 2019 due primarily to decreases in the cost of total interest bearing liabilities due primarily to decreases in short-term market interest rates and an increase in average total interest earning assets, predominately from SBA PPP loans, offset partially by decreases in the yield on total interest earning assets reflecting decreases in market interest rates.

The federal funds target rate history since December 31, 2018 is as follows:

Change Date	Rate (%)	Rate Change (%)
December 31, 2018	2.25 - 2.50%	N/A
July 31, 2019	2.00 - 2.25%	-0.25%
September 18, 2019	1.75 - 2.00%	-0.25%
October 30, 2019	1.50 - 1.75%	-0.25%
March 3, 2020	1.00 - 1.25%	-0.50%
March 16, 2020	0.00 - 0.25%	-1.00%

Net interest margin increased 15 basis points to 3.53% for the quarter ended December 31, 2020 from 3.38% for the linked-quarter ended September 30, 2020 due primarily to the 21 basis point impact of the recognition of the remaining net deferred fees on the forgiven SBA PPP loans, offset partially by the impact of the change in the mix of total interest earning assets (a lower ratio of higher yielding loans and investment securities as a percentage of total earning assets). Average interest earning deposits increased $169.8 million, or 43.6%, and earned a yield of only 10 basis points during the quarter ended December 31, 2020, while average loans receivable, net decreased $64.4 million, or 1.4%, and investment securities decreased $46.9 million, or 5.5%. Additionally, net interest margin increased due to the seven basis point decrease in the cost of total interest bearing deposits to 0.22% during the quarter ended December 31, 2020 from 0.29% during the linked-quarter ended September 30, 2020 due primarily to maturities of higher yielding certificates of deposit and a decrease in interest rates offered on our non-maturity deposits to prevailing market rates.
Net interest margin decreased 49 basis points from 4.02% for the quarter ended December 31, 2019 due primarily to decreases in yields on adjustable-rate interest earning assets following decreases in short-term market rates and the change in the mix of total interest earning assets, including a significant increase in average interest earning deposits to 9.5% of total earning assets at December 31, 2020 compared to 3.7% at December 31, 2019, offset partially by decreases in the cost of total interest bearing deposits.
Loan yield increased 27 basis points to 4.39% for the quarter ended December 31, 2020 from 4.12% for the linked-quarter ended September 30, 2020 due mostly to the impact of the recognition of the remaining net deferred fees of forgiven SBA PPP loans of 27 basis points, offset slightly by decreases in yield on adjustable rate loans and newly originated loans. Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, was 4.34% for the quarter ended December 31, 2020 compared to 4.35% for the linked-quarter ended September 30, 2020. There was no impact to loan yield from nonaccrual activity as compared to the linked-quarter ended September 30, 2020.
Loan yield decreased 61 basis points from 5.00% for the quarter ended December 31, 2019 due primarily to the multiple and sustained decreases in short-term market rates and the lower-yielding SBA PPP loans. Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, was 4.89% for the comparable quarter ended December 31, 2019. The impact from nonaccrual activity on loan yield from the same period in 2019 was an improvement of one basis point.
The following table presents the loan yield and the impacts of the balances and interest and fees earned on SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Non-GAAP Measure:(1)
Loan yield (GAAP)	4.39%	4.12%	5.00%
Exclude impact from SBA PPP loans	0.02%	0.31%	—%
Exclude impact from incremental accretion on purchased loans(2)	(0.07)%	(0.08)%	(0.11)%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP)	4.34%	4.35%	4.89%
(1) See Non-GAAP Financial Measures section.
(2) Represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of ASU 2016-13. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.

The yield on the investment portfolio decreased six basis points to 2.17% for the quarter ended December 31, 2020 from 2.23% for the linked-quarter ended September 30, 2020 and decreased 48 basis points from 2.65% for the quarter ended December 31, 2019 due primarily to sustained decreases in market interest rates impacting adjustable rate securities and lower yields on recent purchases of investment securities compared to the existing portfolio.
The cost of total deposits decreased five basis points to 0.14% during the quarter ended December 31, 2020 from 0.19% for the linked-quarter ended September 30, 2020 primarily related to a decrease in the cost of certificates of deposit and interest bearing demand and money market accounts due to the reasons mentioned previously. The cost of total deposits decreased 25 basis points from 0.39% for the quarter ended December 31, 2019 due primarily to decreases in market interest rates following decreases in the federal funds target rates.
Reversal of provision for credit losses of $3.1 million was recorded during the quarter ended December 31, 2020, which is comprised of the estimated reversal of credit losses for loans and estimated reversal of credit losses for unfunded commitments.
The Bank recorded reversal of provision for credit losses on loans of $2.8 million during the quarter ended December 31, 2020 compared to provision for credit losses on loans of $2.3 million during the quarter ended September 30, 2020. The reversal of provision was necessary to decrease the ACL on loans to an amount that management determined to be appropriate and estimated the credit losses on loans at December 31, 2020 based on its adopted CECL methodology, as described in the Allowance for Credit Losses section above. The provision for loan losses for the same period in 2019 was estimated under the previously utilized incurred loss methodology.
Noninterest income increased $3.1 million, or 37.5%, to $11.3 million for the quarter ended December 31, 2020 from $8.2 million for the linked-quarter ended September 30, 2020 due primarily to an increase in other income of $1.6 million, or 116.1%, which consisted primarily of a net gain on sale of two branches of $935,000 (discussed below), a termination fee from the divestiture of our trust department of $651,000 and a decrease in the counterparty valuation adjustment on back-to-back interest rate swaps of $450,000. The increase in noninterest income was also due to an increase in bank-owned life insurance income due primarily to a death benefit of $1.2 million and an increase in the gain on sale of loans, net of $476,000, or 33.0%, from the combination of higher origination and sales volume and higher earned sales margin during the quarter ended December 31, 2020, reflecting the low interest rate environment.
Noninterest income increased $2.3 million, or 25.2%, from $9.0 million for the same period in 2019 due primarily to an increase in gain on sale of loans, net of $1.1 million, or 136.6%, due to higher origination volume and sales margin similar to that discussed above in addition to an increase in bank-owned life insurance income from the combination of the death benefit and an increase in the average cash surrender value compared to the same period in 2019. Noninterest income also increased due to an increase in other income of $883,000, or 41.9%, primarily as a result of the net gain on sale of branches and the termination fee discussed above, offset partially by decreases in interest rate swap fees of $689,000, or 75.0%, due to fluctuation in customer demand.
Noninterest expense increased $2.5 million, or 7.0%, to $38.6 million for the quarter ended December 31, 2020 from $36.0 million for the linked-quarter ended September 30, 2020 due primarily to an increase in other expense of $1.4 million, or 66.8%, primarily related to the branch consolidation plan discussed below, including impairments of leases of $490,000 and branches held for sale of $630,000. The increase in noninterest expense was also due to an increase in compensation and employee benefits of $841,000, or 3.9%, primarily related to increases in incentive plan expense and severance packages related to the branch consolidation plan.
Noninterest expense increased $2.6 million, or 7.1%, compared to $36.0 million for the quarter ended December 31, 2019 due primarily to an increase in federal deposit insurance premium expense of $698,000 from an increase in the Bank's assessment rate during the quarter ended December 31, 2020 and utilization of the Bank's small bank credit for the full assessment due during the quarter ended December 31, 2019. All small credits were fully utilized by the third quarter of 2020. Noninterest expense also increased due to the increase in other expense of $791,000, or 29.6%, due primarily to branch consolidation impairments previously mentioned, offset partially by the reduction of employee lodging, meal and travel expenses related to the Company's suspension of non-essential travel due to COVID-19. Noninterest expense also increased due to an increase in state/municipal business and use taxes expense as a result of an increase in the tax rate starting in second quarter 2020 to 1.8% from 1.5%.
Income tax expense was $4.4 million for the quarter ended December 31, 2020 compared $2.5 million for the linked-quarter ended September 30, 2020 and $3.4 million for the quarter ended December 31, 2019. The effective tax rate was 15.6% for the quarter ended December 31, 2020 compared to 13.0% for the linked-quarter ended September 30, 2020 and 16.7% for the quarter ended December 31, 2019. The increase in the effective tax rate from the linked-quarter ended September 30, 2020 was due primarily to an increase in estimated annual pre-tax income for the year ended December 31, 2020 which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits. The decrease in the effective tax rate from the quarter ended December 31, 2019 was due to the year-over-year decrease in estimated annual pre-tax income which had the opposite impact on favorable permanent tax items discussed above for the linked-quarter explanation.

Branch Consolidation Plan
Subsequent to December 31, 2020, the Company completed its plan to consolidate nine branches, integrating them into other branches within its network, to create a more efficient branch footprint. One branch was closed during October 2020 and eight branches were closed mid-January 2021, representing a decrease of 15% in the number of total branches. These actions are a result of the Company’s increased focus on balancing physical locations and digital banking channels, driven by increased client usage of online and mobile banking and a commitment to improve digital banking technology.

The Branch Consolidation Plan resulted in a reduction in pre-tax income of $1.5 million for the three months ended December 31, 2020 as recognized in the following line items on the Condensed Consolidated Statements of Income:

Three Months Ended December 31, 2020
(In thousands)
Noninterest income
Other income (Net loss on sale on branch sold prior to December 31, 2020) (1)	$(99)

Noninterest expense
Compensation and other benefits expense (Severance)	$260
Occupancy and equipment expense (Write-off of fixed assets)	18
Other expense (Impairments of leases and property held for sale)	1,120
Total noninterest expense impact	$1,398

Net impact in pre-tax income	$(1,497)
(1) Excludes gain of $1.0 million not related to the Branch Consolidation Plan.

Dividend
On January 27, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividend is payable on February 24, 2021 to shareholders of record as of the close of business on February 10, 2021.

Stock Repurchase Plan
As noted above, the Company suspended its stock repurchase plan in March 2020 in response to the COVID-19 pandemic. Due to the Company’s capital position and the reduced uncertainty surrounding the impact of the COVID-19 pandemic, the Company is reinstituting its stock repurchase plan effective February 1, 2021. As of December 31, 2020, there were 1,643,276 shares available for repurchase under the current stock repurchase plan. The actual timing, number and value of shares repurchased under the stock repurchase plan will depend on a number of factors including price, general business and market conditions, and alternative investment opportunities. The stock repurchase plan does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on January 28, 2021 at 11:00 a.m. Pacific time. To access the call, please dial (877) 692-8955 -- access code 4204813 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through February 11, 2021 by dialing (866) 207-1041 -- access code 5472289.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 53 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(Dollar amounts in thousands, except per share amounts)
Tangible common equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$820,439	$803,129	$793,652	$798,438	$809,311
Exclude intangible assets	(254,027)	(254,886)	(255,746)	(256,649)	(257,552)
Tangible common equity (non-GAAP)	$566,412	$548,243	$537,906	$541,789	$551,759

Total assets (GAAP)	$6,615,318	$6,685,889	$6,562,359	$5,587,300	$5,552,970
Exclude intangible assets	(254,027)	(254,886)	(255,746)	(256,649)	(257,552)
Tangible assets (non-GAAP)	$6,361,291	$6,431,003	$6,306,613	$5,330,651	$5,295,418

Total assets (GAAP)	$6,615,318	$6,685,889	$6,562,359	$5,587,300	$5,552,970
Exclude intangible assets	(254,027)	(254,886)	(255,746)	(256,649)	(257,552)
Exclude SBA PPP loans	(715,121)	(867,782)	(856,490)	—	—
Tangible assets, excluding SBA PPP loans (non-GAAP)	$5,646,170	$5,563,221	$5,450,123	$5,330,651	$5,295,418

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(Dollar amounts in thousands, except per share amounts)
Stockholders' equity to total assets (GAAP)	12.4%	12.0%	12.1%	14.3%	14.6%
Tangible common equity to tangible assets (non-GAAP)	8.9%	8.5%	8.5%	10.2%	10.4%
Tangible common equity to tangible assets, excluding SBA PPP loans (non-GAAP)	10.0%	9.9%	9.9%	10.2%	10.4%

Shares outstanding	35,912,243	35,910,300	35,908,908	35,888,494	36,618,729
Book value per share (GAAP)	$22.85	$22.36	$22.10	$22.25	$22.10
Tangible book value per share (non-GAAP)	$15.77	$15.27	$14.98	$15.10	$15.07

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(Dollar amounts in thousands)
ACL on loans to loans receivable, excluding SBA PPP loans
Allowance for credit losses on loans	$70,185	$73,340	$71,501	$47,540	$36,171

Loans receivable (GAAP)	$4,468,647	$4,666,730	$4,666,333	$3,852,376	$3,767,879
Exclude SBA PPP loans	(715,121)	(867,782)	(856,490)	—	—
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,753,526	$3,798,948	$3,809,843	$3,852,376	$3,767,879

ACL on loans to loans receivable (GAAP)	1.57%	1.57%	1.53%	1.23%	0.96%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.87%	1.93%	1.88%	1.23%	0.96%

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(Dollar amounts in thousands)
Pre-tax, pre-provision income:
Net income (GAAP)	$23,882	$16,636	$17,126
Add income tax expense	4,429	2,477	3,445
Add (reversal of) provision for credit losses	(3,133)	2,730	1,558
Pre-tax, pre-provision income (non-GAAP)	$25,178	$21,843	$22,129

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(Dollar amounts in thousands)
Return on average tangible common equity, annualized:
Net income (GAAP)	$23,882	$16,636	$17,126
Add amortization of intangible assets	859	860	975
Exclude tax effect of adjustment	(180)	(181)	(205)
Tangible net income (non-GAAP)	$24,561	$17,315	$17,896

Average stockholders' equity (GAAP)	$808,999	$799,738	$806,868
Exclude average intangible assets	(254,587)	(255,453)	(258,177)
Average tangible common stockholders' equity (non-GAAP)	$554,412	$544,285	$548,691

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(Dollar amounts in thousands)
Return on average equity, annualized (GAAP)	11.74%	8.28%	8.42%
Return on average tangible common equity, annualized (non-GAAP)	17.62%	12.66%	12.94%

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(Dollar amounts in thousands)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized:
Interest and fees on loans (GAAP)	$50,089	$47,647	$46,864
Exclude SBA PPP loans interest and fees	(8,739)	(5,810)	—
Exclude incremental accretion on purchased loans	(795)	(944)	(997)
Adjusted interest and fees on loans (non-GAAP)	$40,555	$40,893	$45,867

Average loans receivable, net	$4,540,962	$4,605,389	$3,719,128
Exclude average SBA PPP loans	(822,460)	(863,127)	—
Adjusted average loans receivable, net (non-GAAP)	$3,718,502	$3,742,262	$3,719,128

Loan yield, annualized (GAAP)	4.39%	4.12%	5.00%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.34%	4.35%	4.89%

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. The COVID-19, pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause or contribute to such differences include, but are not limited to: changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	December 31, 2020	September 30, 2020	December 31, 2019
Assets
Cash on hand and in banks	$91,918	$89,039	$95,039
Interest earning deposits	651,404	487,203	133,529
Cash and cash equivalents	743,322	576,242	228,568
Investment securities available for sale, at fair value, net (amortized cost of $770,195, $802,391 and $939,160, respectively)	802,163	834,492	952,312
Loans held for sale	4,932	8,250	5,533
Loans receivable	4,468,647	4,666,730	3,767,879
Allowance for credit losses on loans	(70,185)	(73,340)	(36,171)
Loans receivable, net	4,398,462	4,593,390	3,731,708
Other real estate owned	—	—	841
Premises and equipment, net	85,452	89,831	87,888
Federal Home Loan Bank stock, at cost	6,661	6,661	6,377
Bank owned life insurance	107,580	108,311	103,616
Accrued interest receivable	19,418	18,888	14,446
Prepaid expenses and other assets	193,301	194,938	164,129
Other intangible assets, net	13,088	13,947	16,613
Goodwill	240,939	240,939	240,939
Total assets	$6,615,318	$6,685,889	$5,552,970

Liabilities and Stockholders' Equity
Deposits	$5,597,990	$5,689,048	$4,582,676
Junior subordinated debentures	20,887	20,814	20,595
Securities sold under agreement to repurchase	35,683	29,043	20,169
Accrued expenses and other liabilities	140,319	143,855	120,219
Total liabilities	5,794,879	5,882,760	4,743,659

Common stock	571,021	570,170	586,459
Retained earnings	224,400	207,751	212,474
Accumulated other comprehensive income, net	25,018	25,208	10,378
Total stockholders' equity	820,439	803,129	809,311
Total liabilities and stockholders' equity	$6,615,318	$6,685,889	$5,552,970

Shares outstanding	35,912,243	35,910,300	36,618,729

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Interest income:
Interest and fees on loans	$50,089	$47,647	$46,864	$192,417	$189,515
Taxable interest on investment securities	3,473	3,865	5,585	17,541	23,045
Nontaxable interest on investment securities	973	953	755	3,659	3,396
Interest on interest earning deposits	142	98	739	703	1,894
Total interest income	54,677	52,563	53,943	214,320	217,850
Interest expense:
Deposits	1,993	2,639	4,479	12,265	16,349
Junior subordinated debentures	191	196	313	890	1,339
Other borrowings	38	50	36	168	480
Total interest expense	2,222	2,885	4,828	13,323	18,168
Net interest income	52,455	49,678	49,115	200,997	199,682
(Reversal of) provision for credit losses	(3,133)	2,730	1,558	36,106	4,311
Net interest income after (reversal of) provision for credit losses	55,588	46,948	47,557	164,891	195,371
Noninterest income:
Service charges and other fees	4,213	4,039	4,603	16,228	18,712
Gain on sale of investment securities, net	55	40	1	1,518	330
Gain on sale of loans, net	1,919	1,443	811	5,044	2,424
Interest rate swap fees	230	396	919	1,691	1,232
Bank owned life insurance income	1,880	909	572	4,319	2,160
Other income	2,988	1,383	2,105	8,429	7,604
Total noninterest income	11,285	8,210	9,011	37,229	32,462
Noninterest expense:
Compensation and employee benefits	22,257	21,416	21,939	88,106	87,568
Occupancy and equipment	5,728	5,676	5,513	22,664	21,690
Data processing	2,350	2,363	2,361	9,396	8,976
Marketing	783	755	461	3,100	3,481
Professional services	1,289	1,086	1,280	5,921	5,192
State/municipal business and use taxes	1,128	964	777	3,754	3,754
Federal deposit insurance premium	703	848	5	1,789	725
Other real estate owned, net	—	—	12	(145)	352
Amortization of intangible assets	859	860	975	3,525	4,001
Other expense	3,465	2,077	2,674	10,830	11,049
Total noninterest expense	38,562	36,045	35,997	148,940	146,788
Income before income taxes	28,311	19,113	20,571	53,180	81,045
Income tax expense	4,429	2,477	3,445	6,610	13,488
Net income	$23,882	$16,636	$17,126	$46,570	$67,557

Basic earnings per share	$0.66	$0.46	$0.47	$1.29	$1.84
Diluted earnings per share	$0.66	$0.46	$0.47	$1.29	$1.83
Dividends declared per share	$0.20	$0.20	$0.29	$0.80	$0.84
Average number of basic shares outstanding	35,910,430	35,908,845	36,597,048	36,014,445	36,758,230
Average number of diluted shares outstanding	36,188,579	35,988,734	36,824,470	36,170,066	36,985,766

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

Nonperforming Assets and Credit Quality Metrics:

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Other Real Estate Owned:
Balance, beginning of period	$—	$—	$841	$841	$1,983
Additions from transfer of loan	—	—	—	270	—
Proceeds from dispositions	—	—	—	(1,290)	(864)
Gain (loss) on sales, net	—	—	—	179	(227)
Valuation adjustments	—	—	—	—	(51)
Balance, end of period	$—	$—	$841	$—	$841

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Allowance for Credit Losses on Loans:
Balance, beginning of period	$73,340	$71,501	$36,518	$36,171	$35,042
Impact of CECL adoption	—	—	—	1,822	—
Adjusted balance, beginning of period	73,340	71,501	36,518	37,993	35,042
(Reversal of) provision for credit losses on loans	(2,792)	2,320	1,558	35,433	4,311
Charge-offs:
Commercial business	(198)	(507)	(1,509)	(3,751)	(2,692)
Residential real estate	—	—	(15)	—	(60)
Real estate construction and land development	(417)	—	(133)	(417)	(133)
Consumer	(313)	(335)	(451)	(1,454)	(2,104)
Total charge-offs	(928)	(842)	(2,108)	(5,622)	(4,989)
Recoveries:
Commercial business	310	80	55	1,530	657
Residential real estate	—	—	—	3	—
Real estate construction and land development	118	139	9	278	637
Consumer	137	142	139	570	513
Total recoveries	565	361	203	2,381	1,807
Net charge-offs	(363)	(481)	(1,905)	(3,241)	(3,182)
Balance, end of period	$70,185	$73,340	$36,171	$70,185	$36,171
Net charge-offs on loans to average loans, annualized	0.03%	0.04%	0.20%	0.07%	0.09%

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Allowance for Credit Losses on Unfunded Commitments:
Balance, beginning of period	$5,022	$4,612	$306	$306	$306
Impact of CECL adoption	—	—	—	3,702	—
Adjusted balance, beginning of period	5,022	4,612	306	4,008	306
(Reversal of) provision for credit losses on unfunded commitments	(341)	410	—	673	—
Balance, end of period	$4,681	$5,022	$306	$4,681	$306

	December 31, 2020	September 30, 2020	December 31, 2019
Nonperforming Assets:
Nonaccrual loans (1):
Commercial business	$56,786	$50,930	$44,320
Residential real estate	184	157	19
Real estate construction and land development	1,022	1,439	—
Consumer	100	78	186
Total nonaccrual loans	58,092	52,604	44,525
Other real estate owned	—	—	841
Nonperforming assets	$58,092	$52,604	$45,366

Restructured performing loans	$30,227	$19,615	$14,469
Accruing loans past due 90 days or more	—	—	—
Potential problem loans (2)	204,987	159,764	87,788
ACL on loans to:
Loans receivable	1.57%	1.57%	0.96%
Loans receivable, excluding SBA PPP loans (3)	1.87%	1.93%	0.96%
Nonaccrual loans	120.82%	139.42%	81.24%
Nonperforming loans to loans receivable	1.30%	1.13%	1.18%
Nonperforming assets to total assets	0.88%	0.79%	0.82%
(1)At December 31, 2020, September 30, 2020 and December 31, 2019, $43.1 million, $20.5 million and $26.3 million of nonaccrual loans were also considered TDR loans, respectively.
(2)Potential problem loans are loans classified as Special Mention or worse that are not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms.
(3) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,540,962	$50,089	4.39%	$4,605,389	$47,647	4.12%	$3,719,128	$46,864	5.00%
Taxable securities	649,287	3,473	2.13	697,128	3,865	2.21	826,541	5,585	2.68
Nontaxable securities (3)	164,025	973	2.36	163,070	953	2.32	123,177	755	2.43
Interest earning deposits	559,491	142	0.10	389,653	98	0.10	180,862	739	1.62
Total interest earning assets	5,913,765	54,677	3.68%	5,855,240	52,563	3.57%	4,849,708	53,943	4.41%
Noninterest earning assets	761,712			765,740			707,390
Total assets	$6,675,477			$6,620,980			$5,557,098
Interest Bearing Liabilities:
Certificates of deposit	$421,633	$720	0.68%	$466,920	$1,133	0.97%	$526,247	$2,027	1.53%
Savings accounts	532,301	106	0.08	514,072	117	0.09	508,924	572	0.45
Interest bearing demand and money market accounts	2,680,084	1,167	0.17	2,639,511	1,389	0.21	2,101,001	1,880	0.36
Total interest bearing deposits	3,634,018	1,993	0.22	3,620,503	2,639	0.29	3,136,172	4,479	0.57
Junior subordinated debentures	20,840	191	3.65	20,766	196	3.75	20,548	313	6.04
Securities sold under agreement to repurchase	35,278	38	0.43	32,856	50	0.61	22,360	36	0.64
Total interest bearing liabilities	3,690,136	2,222	0.24%	3,674,125	2,885	0.31%	3,179,080	4,828	0.60%
Noninterest demand deposits	2,034,425			1,998,772			1,462,683
Other noninterest bearing liabilities	141,917			148,345			108,467
Stockholders’ equity	808,999			799,738			806,868
Total liabilities and stockholders’ equity	$6,675,477			$6,620,980			$5,557,098
Net interest income		$52,455			$49,678			$49,115
Net interest spread			3.44%			3.26%			3.81%
Net interest margin			3.53%			3.38%			4.02%
Average interest earning assets to average interest bearing liabilities			160.26%			159.36%			152.55%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

	Year Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,335,564	$192,417	4.44%	$3,668,665	$189,515	5.17%
Taxable securities	731,378	17,541	2.40	827,822	23,045	2.78
Nontaxable securities (3)	152,447	3,659	2.40	135,245	3,396	2.51
Interest earning deposits	315,847	703	0.22	98,153	1,894	1.93
Total interest earning assets	5,535,236	214,320	3.87%	4,729,885	217,850	4.61%
Noninterest earning assets	758,386			681,193
Total assets	$6,293,622			$5,411,078
Interest Bearing Liabilities:
Certificates of deposit	$482,316	$5,675	1.18%	$512,732	$7,021	1.37%
Savings accounts	489,471	526	0.11	506,073	2,633	0.52
Interest bearing demand and money market accounts	2,491,477	6,064	0.24	2,052,573	6,695	0.33
Total interest bearing deposits	3,463,264	12,265	0.35	3,071,378	16,349	0.53
Junior subordinated debentures	20,730	890	4.29	20,438	1,339	6.55
Securities sold under agreement to repurchase	27,805	160	0.58	28,457	175	0.61
FHLB advances and other borrowings	1,466	8	0.55	11,899	305	2.56
Total interest bearing liabilities	3,513,265	13,323	0.38%	3,132,172	18,168	0.58%
Noninterest demand deposits	1,835,165			1,389,721
Other noninterest bearing liabilities	139,612			99,683
Stockholders’ equity	805,580			789,502
Total liabilities and stockholders’ equity	$6,293,622			$5,411,078
Net interest income		$200,997			$199,682
Net interest spread			3.49%			4.03%
Net interest margin			3.63%			4.22%
Average interest earning assets to average interest bearing liabilities			157.55%			151.01%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Earnings:
Net interest income	$52,455	$49,678	$50,313	$48,551	$49,115
(Reversal of) provision for credit losses	(3,133)	2,730	28,563	7,946	1,558
Noninterest income	11,285	8,210	8,248	9,486	9,011
Noninterest expense	38,562	36,045	37,073	37,260	35,997
Net income (loss)	23,882	16,636	(6,139)	12,191	17,126
Basic earnings (losses) per share	$0.66	$0.46	$(0.17)	$0.34	$0.47
Diluted earnings (losses) per share	$0.66	$0.46	$(0.17)	$0.34	$0.47
Average Balances:
Loans receivable, net (1)	$4,540,962	$4,605,389	$4,442,108	$3,748,573	$3,719,128
Investment securities	813,312	860,198	924,987	937,839	949,718
Total interest earning assets	5,913,765	5,855,240	5,552,494	4,811,769	4,849,708
Total assets	6,675,477	6,620,980	6,310,024	5,560,212	5,557,098
Total interest bearing deposits	3,634,018	3,620,503	3,430,542	3,164,389	3,136,172
Total noninterest demand deposits	2,034,425	1,998,772	1,883,227	1,420,247	1,462,683
Stockholders' equity	808,999	799,738	807,539	806,071	806,868
Financial Ratios:
Return on average assets (2)	1.42%	1.00%	(0.39)%	0.88%	1.22%
Return on average common equity (2)	11.74	8.28	(3.06)	6.08	8.42
Return on average tangible common equity (2) (3)	17.62	12.66	(3.96)	9.46	12.94
Efficiency ratio	60.50	62.27	63.31	64.20	61.93
Noninterest expense to average total assets (2)	2.30	2.17	2.36	2.70	2.57
Net interest margin (2)	3.53	3.38	3.64	4.06	4.02
Net interest spread (2)	3.44	3.26	3.48	3.87	3.81
(1) The average loan balances presented in the table are net of the ACL on loans and include loans held for sale.
(2) Annualized
(3) See Non-GAAP Financial Measures section herein.

	As of Period End or for the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Select Balance Sheet:
Total assets	$6,615,318	$6,685,889	$6,562,359	$5,587,300	$5,552,970
Loans receivable, net	4,398,462	4,593,390	4,594,832	3,804,836	3,731,708
Investment securities	802,163	834,492	879,927	961,092	952,312
Deposits	5,597,990	5,689,048	5,567,733	4,617,948	4,582,676
Noninterest demand deposits	1,980,531	1,989,247	1,999,754	1,415,177	1,446,502
Stockholders' equity	820,439	803,129	793,652	798,438	809,311
Financial Measures:
Book value per share	$22.85	$22.36	$22.10	$22.25	$22.10
Tangible book value per share (1)	15.77	15.27	14.98	15.10	15.07
Stockholders' equity to total assets	12.4%	12.0%	12.1%	14.3%	14.6%
Tangible common equity to tangible assets (1)	8.9	8.5	8.5	10.2	10.4
Tangible common equity to tangible assets, excluding SBA PPP loans (1)	10.0	9.9	9.9	10.2	10.4
Loans to deposits ratio	79.8	82.0	83.8	83.4	82.2
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.57%	1.57%	1.53%	1.23%	0.96%
Loans receivable, excluding SBA PPP loans (1)	1.87	1.93	1.88	1.23	0.96
Nonperforming loans	120.82	139.42	212.62	139.16	81.24
Nonperforming loans to loans receivable	1.30	1.13	0.72	0.89	1.18
Nonperforming assets to total assets	0.88	0.79	0.51	0.63	0.82
Net charge-offs on loans to average loans receivable	0.03	0.04	0.18	0.04	0.20
Criticized Loans by Credit Quality Rating:
Special mention	$164,388	$104,781	$60,498	$61,968	$48,859
Substandard	126,163	123,570	90,552	89,510	93,413
Doubtful/Loss	—	—	—	—	524
Other Metrics:
Number of banking offices	61	62	62	62	62
Average number of full-time equivalent employees	848	857	877	877	889
Deposits per branch	$91,770	$91,759	$89,802	$74,483	$73,914
Average assets per full-time equivalent employee	7,873	7,727	7,195	6,342	6,253
(1) See Non-GAAP Financial Measures section herein.